UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
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Barings BDC, Inc.
(Name of Registrant as Specified in its Charter)

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300 South Tryon Street, Suite 2500
Charlotte, North Carolina 28202
(704) 805-7200
March 18, 2019
Dear Stockholder:
You are cordially invited to attend Barings BDC Inc.’s 2019 Annual Meeting of Stockholders to be held on Thursday, May 9, 2019 at 8:00 a.m. (Eastern Time) at the offices of Barings LLC, 300 South Tryon Street, 25th Floor, Sky Room, Charlotte, North Carolina 28202.
The notice of Annual Meeting of Stockholders and proxy statement accompanying this letter provide an outline of the business to be conducted at the meeting. I will also report on the progress of the Company during the past year and answer stockholders’ questions.
It is important that your shares be represented at the Annual Meeting. If you are unable to attend the meeting in person, I urge you to vote your shares by completing, dating and signing the enclosed proxy card and promptly returning it in the envelope provided. If a broker or other nominee holds your shares in “street name,” your broker has enclosed a voting instruction form, which you should use to vote those shares. The voting instruction form indicates whether you have the option to vote those shares by telephone or by using the Internet. Your vote is important.

Sincerely yours,

Eric Lloyd
Chief Executive Officer

This proxy statement includes references to information that is located on the Company's website. The contents of the Company’s website are not intended to be incorporated by reference into this proxy statement or in any other report or document the Company files with the SEC, and any references to the Company’s website are intended to be inactive textual references only.

BARINGS BDC, INC.
300 South Tryon Street, Suite 2500
Charlotte, North Carolina 28202
(704) 805-7200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On Thursday, May 9, 2019
To the Stockholders of Barings BDC, Inc.:
The 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Barings BDC, Inc. (the “Company”) will be held at the offices of Barings LLC, 300 South Tryon Street, 25th Floor, Sky Room, Charlotte, North Carolina 28202, on Thursday, May 9, 2019 at 8:00 a.m. (Eastern Time) for the following purposes:
1. To elect two Class I directors to serve for a three-year term and until their successors have been duly elected and qualified (Proposal No. 1);
2. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019 (Proposal No. 2); and
3. To transact such other business as may properly come before the meeting.
You have the right to receive notice of and to vote at the meeting if you were a stockholder of record at the close of business on March 5, 2019. Whether or not you expect to be present in person at the Annual Meeting, please sign the enclosed proxy card and return it promptly in the self-addressed envelope provided. Instructions are shown on the proxy card. If a broker or other nominee holds your shares in “street name,” your broker has enclosed a voting instruction form, which you should use to vote those shares. The voting instruction form indicates whether you have the option to vote those shares by telephone or by using the Internet. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company.

By order of the Board of Directors,

Janice M. Bishop
Secretary
Charlotte, North Carolina
March 18, 2019

This is an important meeting. To ensure proper representation at the meeting, please complete, sign, date and return the proxy card in the enclosed, self-addressed envelope. Even if you vote your shares prior to the meeting, you still may attend the meeting and vote your shares in person.

BARINGS BDC, INC.
300 South Tryon Street, Suite 2500
Charlotte, North Carolina 28202
(704) 805-7200
PROXY STATEMENT
2019 Annual Meeting of Stockholders
This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Barings BDC, Inc. (the “Company,” “Barings BDC,” “we,” “us” or “our”) for use at our 2019 Annual Meeting of Stockholders to be held on Thursday, May 9, 2019 at 8:00 a.m. (Eastern Time) at the offices of Barings LLC, 300 South Tryon Street, 25th Floor, Sky Room, Charlotte, North Carolina 28202, and at any adjournments thereof (the “Annual Meeting”). The Notice of Annual Meeting, this proxy statement, the accompanying proxy card and our Annual Report for the fiscal year ended December 31, 2018 are first being sent to stockholders on or about March 18, 2019.
We encourage you to vote your shares, either by voting in person at the meeting or by granting a proxy (i.e., authorizing someone else to vote your shares). If you properly sign and date the accompanying proxy card and we receive it in time for the meeting, the persons named as proxies will vote the shares registered directly in your name in the manner that you specified. If you give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR the election of the nominees as directors and FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm.
Any stockholder "of record" (i.e., stockholders holding shares directly in their name) giving a valid proxy for the Annual Meeting may revoke it before it is exercised by giving a later-dated properly executed proxy, by giving notice of revocation to the Company in writing before or at the Annual Meeting or by attending the Annual Meeting and voting in person. However, the mere presence of the stockholder at the Annual Meeting does not revoke the proxy. If your shares are held for your account by a broker, bank or other institution or nominee, you may vote such shares at the Annual Meeting only if you obtain proper written authority from your institution or nominee and present it at the meeting. If your shares are held for your account by a broker, bank or other institution or nominee, to revoke any voting instructions prior to the time the vote is taken at the Annual Meeting, you must contact such broker, bank or other institution or nominee to determine how to revoke your vote in accordance with its policies a sufficient time in advance of the Annual Meeting.
Unless revoked as stated above, the shares of common stock represented by valid proxies will be voted on all matters to be acted upon at the Annual Meeting.
The Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters set forth herein. Should any other matter requiring a vote of stockholders arise, it is the intention of the persons named in the proxy to vote in accordance with their discretion on such matters. Stockholders have no dissenters' or appraisal rights in connection with any of the proposals described herein.
The record date for determination of stockholders entitled to vote at the Annual Meeting is the close of business on March 5, 2019. As of March 5, 2019, there were 51,201,664 shares of the Company's common stock outstanding. Each share of common stock has one vote. The presence, in person or by proxy, of the holders of shares of common stock of the Company entitled to cast a majority of the votes entitled to be cast shall constitute a quorum for the purposes of the Annual Meeting. If there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the chairman of the meeting may adjourn the Annual Meeting in order to permit further solicitation of proxies by the Company.
Abstentions and broker non-votes will be treated as shares present for the purpose of determining a quorum for the Annual Meeting. However, abstentions and broker non-votes are not counted as votes cast. A "broker non-vote" with respect to a matter occurs when a broker, bank or other institution or nominee holding shares on behalf of a beneficial owner has not received voting instructions from the beneficial owner on a particular proposal and does not have, or chooses not to exercise, discretionary authority to vote the shares on such proposals.

You may vote "For" or "Against" or abstain from voting on Proposal 1 (to elect two Class I directors to serve for a term of three years, and until their successors are duly elected and qualified). For nominees for director listed in Proposal No. 1 to be elected, each director nominee requires a majority of the votes cast for his election, which means that each director nominee must receive more votes cast "FOR" than "AGAINST" that director nominee. For purposes of the vote on this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. If an incumbent director nominee does not receive the required number of votes for re-election, then under Maryland law, he or she will continue to serve as a director of the Company until his or her successor is duly elected and qualifies.

You may vote "For" or "Against" or abstain from voting on Proposal 2 (to ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm). To be approved, Proposal No. 2 must receive “FOR” votes from a majority of all votes cast at the Annual Meeting, whether in person or by proxy. For purposes of the vote on this proposal, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.
The Company will bear the cost of solicitation of proxies in the form accompanying this statement. Proxies will be solicited by mail or by requesting brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares of common stock held of record by such brokers, custodians, nominees and fiduciaries, each of whom the Company will reimburse for its expenses in so doing. In addition to the use of mail, directors, officers and regular employees of Barings LLC, the Company's investment adviser ("Barings" or the "investment adviser"), without special compensation therefor, may solicit proxies personally or by telephone, electronic mail, facsimile or other electronic means from stockholders. The address of Barings LLC is 300 South Tryon Street, Suite 2500, Charlotte, NC 28202.
The Company has engaged the services of Alliance Advisors, LLC for the purpose of assisting in the solicitation of proxies at an anticipated cost of approximately $7,500, plus reimbursement of certain expenses and fees for additional services requested. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners and obtaining your voting instructions. Please note that Alliance Advisors may solicit stockholder proxies by telephone on behalf of the Company. They will not attempt to influence how you vote your shares, but only ask that you take the time to authorize your proxy. You may also be asked if you would like to authorize your proxy over the telephone and to have your voting instructions transmitted to the Company's proxy tabulation firm.
YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY VOTE YOUR SHARES EITHER BY MAIL, BY TELEPHONE, OR VIA THE INTERNET.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
The Board of Directors is currently comprised of seven Directors divided into three (3) classes, with terms expiring in 2019, 2020 and 2021. The term of office of Class I Directors ends on Thursday, May 9, 2019, the date of the Annual Meeting (or on the date their successors are elected and qualify, if later).
The Company's Class I Directors, Eric Lloyd and Mark Mulhern have been nominated by the Board of Directors (upon the recommendation of the Nominating and Corporate Governance Committee) for election for a three-year term expiring in 2022. Each of these Class I Directors was initially appointed as a director by the Company's then-current Board of Directors effective August 2, 2018 in connection with the appointment of Barings LLC ("Barings" or "the Adviser"), an investment adviser registered under the Investment Advisers Act of 1940, as external investment adviser to the Company. No person being nominated as a Class I director is being proposed for election pursuant to any agreement or understanding between us and any such person. Each Class I director has agreed to serve as a director if elected and has consented to be named as a nominee.
Pursuant to the Company's Seventh Amended and Restated Bylaws (the "Bylaws"), a nominee for director is elected to the Board of Directors if the number of votes cast for such nominee’s election exceed the number of votes cast against such nominee’s election. Pursuant to Barings BDC’s corporate governance guidelines, incumbent directors must agree to tender their resignation if they fail to receive the required number of votes for re-election, and in such event the Board of Directors will act within 90 days following certification of the stockholder vote to determine whether to accept the director’s resignation. These procedures are described in more detail in Barings BDC's corporate governance guidelines, which are available under “Governance Documents” on the Investor Relations section of the Company's website at https://ir.barings.com/governancedocs. The Board of Directors may consider any factors it deems relevant in deciding whether to accept a director’s resignation. If a director’s resignation offer is not accepted by the Board of Directors, the Company expects that such director would continue to serve until his or her successor is duly elected and qualified, or until the director’s earlier death, resignation, or removal. Any such director will be eligible for nomination for election as a director at future Annual Meetings.
A nominee for director is elected to the Board of Directors if the number of votes cast for such nominee’s election at the Annual Meeting at which a quorum is present exceeds the number of votes cast against such nominee’s election. For purposes of the vote on this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.
The Board of Directors recommends that you vote “FOR” the election of the nominees named in this proxy statement.
In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy for the election of all the nominees named below. If any of the nominees should decline or be unable to serve as a director, it is intended that the proxy will be voted for the election of such person or persons who are nominated as replacements. The Board of Directors has no reason to believe that any of the persons named below will be unable or unwilling to serve.
Information about the Nominees for Director and Other Directors
The following chart summarizes each nominee for Director’s or Director’s professional experience and additional considerations that contributed to the Nominating and Governance Committee’s and Board’s conclusion that each individual should serve on the Board. The term “Fund Complex” included in the director biographies included in this proxy statement includes the Company, Barings Funds Trust (an open-end fund consisting of eight portfolio funds) and Barings Global Short Duration High Yield Fund.

Nominees for Class I Director

Name, Address and Age(1)	Position(s) Held with Company	Term and Length of Time Served	Principal Occupations During Past 5 Years	Number of Portfolios Overseen in Fund Complex	Other Directorships of Public or Registered Investment Companies Held by Director or Nominee for Director During Past 5 Years
Eric Lloyd(2) (50)	Chief Executive Officer and Director	Class I Director; Term Expires 2019; Director since August 2018	Head of Global Private Finance Group (since 2013) and Managing Director, Barings LLC; From 1995-2012 various roles at Wells Fargo and predecessor firms including Head of Market and Institutional Risk, Member of Management Committee Wells Fargo; Head of Global Leveraged Finance Group Wachovia and other positions.	1
Mark F. Mulhern (59)	Director	Class I Director; Term Expires 2019; Director since October 2016	Senior Vice President and Chief Financial Officer (since 2014), Highwood Properties, Inc.; Executive Vice President and Chief Financial Officer (2012-2014), Duke Energy Corporation; Vice President Controller and other roles (1996-2012), Progress Energy.	1	Director and Audit Committee member (2012-2014), Highwood Properties (real estate investment trust).

Class II Directors: Term Expiring 2020

Name, Address and Age(1)	Position(s) Held with Company	Term and Length of Time Served	Principal Occupations During Past 5 Years	Number of Portfolios Overseen in Fund Complex	Other Directorships of Public or Registered Investment Companies Held by Director or Nominee for Director During Past 5 Years
Michael Freno(2) (43)	Chairman of the Board of Directors	Class II Director; Term Expires 2020; Director since August 2018	Head of Global Markets (since 2017), Chairman of Global High Yield Allocation Committee and member of Global Distressed Committee, Managing Director (since 2010), Barings LLC; Vice President (since 2012), Barings Global Short Duration High Yield Fund (closed-end investment company managed by Barings); Vice President (since 2013), Barings Funds Trust (open-end investment company managed by Barings)	1
John A. Switzer (62)	Director	Class II Director; Term expires 2020; Director since August 2018	Director, Carolina Tractor and Equipment Company (since 2017) Managing Partner (1995-2014), KPMG LLP; Board Member, The Mint Museum; Board Member National Association of Corporate Directors (Carolinas Chapter).	1

Class III Directors: Term Expiring 2021

Name, Address and Age(1)	Position(s) Held with Company	Term and Length of Time Served	Principal Occupations During Past 5 Years	Number of Portfolios Overseen in Fund Complex	Other Directorships of Public or Registered Investment Companies Held by Director or Nominee for Director During Past 5 Years
Thomas M. Finke(2) (54)	Director	Class III Director; Term expires 2021; Director since August 2018	Chairman and Chief Executive Officer (since 2008), Member of the Board of Managers (since 2006), President (2007-2008), Managing Director (2002-2008), Barings; Chief Investment Officer and Executive Vice President (2008-2011), Massachusetts Mutual Life Insurance Company.	10
Trustee (since 2013), Barings Funds Trust (open-end investment company advised by Barings); Chairman (2012-2015), Director (since 2008), Barings (U.K.) Limited (investment advisory firm); Director (since 2008), Barings Guernsey Limited (holding company); Vice Chairman and Manager (since 2011), MM Asset Management Holding LLC (holding company); Director (since 2004), Jefferies Finance LLC (finance company); Manager (since 2005), Loan Strategies Management, LLC (general partner of an investment fund); Manager (since 2005), Jefferies Finance CP Funding LLC (investment company); Chairman and Director (2012-2015), Barings Global Advisers Limited (investment advisory firm); Manager (2011-2016), Wood Creek Capital Management, LLC (investment advisory firm); Chairman and Manager (2007-2016), Barings Real Estate Advisers LLC (real estate advisory firm); Manager (2007-2015), Credit Strategies Management LLC (general partner of an investment fund).

Thomas W. Okel (56)	Director	Class III Director; Term expires 2021; Director since August 2018	Executive Director (since 2011), Catawba Lands Conservancy; Global Head of Syndicated Capital Markets (1998-2010), Bank of America Merrill Lynch.	10
Trustee (since 2012), Barings Global Short Duration High Yield Fund (closed-end investment company advised by Barings); Trustee (since 2013), Barings Funds Trust (open-end investment company advised by Barings); Trustee (since 2015), Horizon Funds (mutual fund complex); Trustee, Davidson College and Director of CrossRoads Corporation for Affordable Housing and Community Development, Inc.

Name, Address and Age(1)	Position(s) Held with Company	Term and Length of Time Served	Principal Occupations During Past 5 Years	Number of Portfolios Overseen in Fund Complex	Other Directorships of Public or Registered Investment Companies Held by Director or Nominee for Director During Past 5 Years
Jill Olmstead (55)	Director	Class III Director; Term expires 2021; Director since August 2018	Chief Human Resources Officer, (since 2018), LendingTree, Inc.; Founding Partner (2010-2018), Spivey & Olmstead, LLC (talent and leadership consulting firm); Managing Director and Head of Human Resources for Corporate and Investment Bank and International Businesses (2006-2009), Executive Vice President (2000-2006), Wachovia Corporation (now Wells Fargo).	1

(1)	The business address of each nominee and director is 300 South Tryon Street, Suite 2500, Charlotte, NC 28202.
(2)    Interested Director due to affiliations with Barings LLC.
Qualifications of Director Nominees and Other Directors.
The following provides an overview of the considerations that led the Prior Board and the Nominating and Governance Committee and Current Board, as applicable, to recommend and approve the election or appointment of the individuals serving as a Director or nominee for Director. Each of the Directors has demonstrated superior credentials and recognition in his or her respective field and the relevant expertise and experience upon which to be able to offer advice and guidance to the Company’s management. In recommending the election or appointment of the Board members or nominees, the Nominating and Governance Committee generally considers certain factors including the current composition of the Board of Directors, overall business expertise, gender, cultural and racial diversity, whether the composition of the Board of Directors contains a majority of independent directors as determined under the NYSE listing standards and the 1940 Act, the candidate’s character and integrity, whether the candidate possesses an inquiring mind, vision and the ability to work well with others, conflicts of interest interfering with the proper performance of the responsibilities of a director, a candidate’s overall business experience, what type of diversity he or she brings to the Board of Directors, whether the candidate has sufficient time to devote to the affairs of the Company, including consistent attendance at Board of Directors and committee meetings and advance review of materials and whether each candidate can be trusted to act in the best interests of the Company and its stockholders.
Nominees for Class I Directors; Term expiring at the 2019 Annual Stockholder Meeting

•
Mr. Lloyd -- Mr. Lloyd brings over 29 years of experience in investment management, investment banking, leveraged finance and risk management to the Board. As the Head of Barings’ Global Private Finance Group he is responsible for managing all aspects of Barings' global private finance enterprise. Prior to joining Barings in 2013, Mr. Lloyd served as Head of Market and Institutional Risk for Wells Fargo, was on Wells Fargo’s Management Committee and was a member of the Board of Directors of Wells Fargo Securities. Before the acquisition of Wachovia, Mr. Lloyd worked in Wachovia’s Global Markets Investment Banking division and served on the division’s Operating Committee where he had various leadership positions, including Head of Wachovia’s Global Leveraged Finance Group. Mr. Lloyd holds a B.S. in Finance from the University of Virginia's McIntire School of Commerce.

•
Mr. Mulhern -- Mr. Mulhern brings significant public company experience, both as a senior executive and as a board member. Since September 2014, he has served as Senior Vice President and Chief Financial Officer at Highwoods Properties, Inc., a Raleigh, North Carolina based publicly-traded real estate investment trust. Mr. Mulhern previously served on the Highwoods Board of Directors and Audit Committee from January 2012 through August 2014. Prior to joining Highwoods, he served as Executive Vice President and Chief Financial Officer of Exco Resources, Inc. Prior to Exco, he served as Senior Vice President and Chief Financial Officer of Progress Energy, Inc. from 2008 until its merger with Duke Energy Corporation in 2012. He joined Progress Energy in 1996 as Vice President and Controller and served in a number of roles at Progress Energy, including Vice President of Strategic Planning, Senior Vice President of Finance and President of Progress Ventures. He also spent eight years at Price Waterhouse. Mr. Mulhern is a Certified Public Accountant and is a graduate of St. Bonaventure University. He currently serves on the Board of McKim and Creed, a North Carolina based professional engineering services firm.

Directors Continuing in Office
Class II Directors; Term expiring at the 2020 Annual Stockholder Meeting

•
Mr. Freno -- Mr. Freno, the Chairman of the Board, brings over 20 years of experience in portfolio management with extensive experience on the buy-side, focusing on both equity and debt investments. He brings a unique perspective to the Board as the Head of Global Markets for Barings, which encompasses all of Barings’ fixed income, public equity and multi-asset investment teams. Mr. Freno is also the Chairman of Barings’ Global High Yield Allocation Committee and a member of the Global Distressed Committee. Prior to joining Barings in 2005, he was a research analyst for Mangan & McColl Partners, LLC, where he focused on equity and credit analysis for Barings’ special situations and distressed investments. Prior to that, he was a Manager at PricewaterhouseCoopers. Mr. Freno holds a B.A. from Furman University and an M.B.A. from Wake Forest University.

•
Mr. Switzer -- Mr. Switzer brings over 29 years of public accounting firm experiences to his role as the Chair of the Audit Committee. Since May 2017, Mr. Switzer has served as a member of the Board of Directors of Carolina Tractor and Equipment Company, a large, privately held Southeastern supplier of equipment, with a full line of construction, forestry and paving products, as well as material handling, engineered systems, truck engines, and power generation systems. Previously, Mr. Switzer served as managing partner in KPMG’s Charlotte office (starting in 2007) and became the Chair of the Charlotte office in 2009 until retirement in 2016, where he was the market leader for KPMG’s Carolinas, Florida, and San Juan offices. Prior to these positions, he served as managing partner of KPMG’s Cleveland (1999 to 2007) and Kentucky (Louisville and Lexington) (1988 to 1995) offices. Mr. Switzer currently serves on the boards of The Mint Museum and the National Association of Corporate Directors, Carolinas Chapter.

Class III Directors: Term Expiring at 2021 Annual Stockholder Meeting

•
Mr. Finke -- Mr. Fink brings over 30 years of executive and board experience in the banking and investment management industries. He currently serves as Chairman and Chief Executive Officer of Barings. Previously, he served as President of Barings, Executive Vice President and Chief Investment Officer of Massachusetts Mutual Life Insurance Company, Co-Founder and President of First Union Institutional Debt Management and Vice President at Bear, Stearns & Co. Mr. Finke currently serves as Trustee of Barings Funds Trust, an open-end investment company and Barings Global Short Duration Fund , a closed-end investment company (both advised by Barings) and Director of Barings (U.K.) Limited. Mr. Finke also serves as a Member of the Board of Directors of the Structured Finance Industry Syndications and Trading Association. He formerly served as Chairman and Director of Barings Global Advisers Limited, Chairman and Manager of Barings Real Estate Advisers LLC, Manager of Wood Creek Capital Management, LLC and as a founding member of the Board of Directors of the Loan Syndicates and Trading Association. He holds a Bachelor of Science from the University of Virginia’s McIntire School of Commerce and a Masters in Business Administration from Duke University’s Fuqua School of Business.

•
Mr. Okel -- Mr. Okel brings over 20 years of experience in the underwriting, structuring, distribution and trading of debt used for corporate acquisitions, leveraged buyouts, recapitalizations and refinancings. He currently serves as Executive Director of Catawba Lands Conservancy, a non-profit land trust. Prior to joining Catawba Lands Conservancy, he served as Global Head of Syndicated Capital Markets at Bank of America Merrill Lynch, where he managed capital markets, sales, trading and research for the United States, Europe, Asia and Latin America from 1989 to 2010. He currently serves as trustee or director of several public companies and non-profit organizations, including as Trustee of Barings Funds Trust, an open-End investment company and Barings Global Short Duration High Yield Fund, a closed-end investment company (both advised by Barings), Trustee of the Horizon Funds, a mutual fund complex, Trustee of Davidson College, and Director of CrossRoads Corporation for Affordable Housing and Community Development, Inc. Mr. Okel holds a Bachelor of Arts in Economics from Davidson College and a Masters of Management, Finance, Accounting and Marketing from Kellogg School of Management, Northwestern University.

•
Ms. Olmstead - Ms. Olmstead brings over 20 years of senior leadership experience in Human Resources in the financial services industry to her role as the Chair of the Company’s Compensation Committee. She is currently the Chief Human Resources Officer at LendingTree, Inc. and is a Founding Partner of Spivey & Olmstead, LLC, a Talent and Leadership Consulting firm with expertise in the fields of executive development and talent management founded in June 2010. The Board benefits from her experience with C-suite executives as an executive coach and helping lead companies’ efforts on talent strategies such as diversity and inclusion, employee engagement, and succession planning and her strategic and pragmatic approach to talent management with an eye toward bottom line results. In her capacity as Managing Director (2006 to 2009) and Executive Vice President (2000 to 2006) at Wachovia Corporation (now Wells Fargo) she was both the Head of Human Resources for the Corporate and Investment Bank and the Head of Human Resources for the International Businesses. Prior to this, she formed and led the Leadership Practices Group at Wachovia to create and implement a company-wide talent management process that identified, developed, tracked and promoted high potential leaders throughout their careers. Ms. Olmstead received a Bachelor of Science at Clemson University and a Masters in Organization Behavior and Development at Fielding University, Santa Barbara, CA.

EXPLANATORY NOTE REGARDING THE EXTERNALIZATION
On August 2, 2018, the Company entered into an investment advisory agreement (the "Advisory Agreement") and an administration agreement (the "Administration Agreement") with Barings (the "Externalization"). The Company's then-current Board of Directors unanimously approved the Advisory Agreement and the Administration Agreement at an in-person meeting on March 22, 2018 and the Company's stockholders approved the Advisory Agreement at a special meeting of stockholders held on July 24, 2018. In connection with the Externalization, on August 2, 2018, all of the Company's then-current directors resigned from their positions on the Board of Directors, with the exception of Mr. Mulhern. Prior to their resignations, the Company's then-current Board of Directors appointed the individuals noted above under "Proposal No. 1 Election of Directors" to serve on the Board of Directors for the terms indicated therein, effective as of and after the date of the Externalization. Throughout this proxy statement, the board members that served prior to the Externalization are referred to as the "Prior Board" and the board members that were appointed on August 2, 2018, or otherwise served on the Board of Directors after August 2, 2018, are referred to as the "Current Board."
In addition, in connection with the Externalization, each of the Company's then-current executive officers, E. Ashton Poole, Steven C. Lilly, Jeffrey A. Dombcik, Cary B. Nordan and Douglas A. Vaughn (collectively, the Company's "Former Executive Officers"), resigned effective as of the date of the Externalization and new executive officers were appointed.
COMPENSATION DISCUSSION
Following the Externalization, the Company’s Executive Officers are employees of Barings and do not receive any direct compensation from the Company. The Company's day-to-day investment operations are managed by the Barings and services necessary for its business, including the origination and administration of its investment portfolio are provided by individuals who are employees of Barings, the investment adviser and administrator, pursuant to the terms of the Advisory Agreement and the Administration Agreement. The Company reimburses the administrator for its allocable portion of expenses incurred by it in performing its obligations under the administration agreement, including its allocable portion of the cost of certain of the Company’s officers and their respective staffs, and the investment adviser for certain expenses under the Investment Advisory Agreement. The Company currently employs only two former employees of Triangle Capital Corporation ("Triangle"), who remain in the Raleigh, NC office as records are transitioned to Barings.

DIRECTOR COMPENSATION
The Company's directors are divided into two groups — interested directors and independent directors. Interested directors are “interested persons” as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the "1940 Act"). During 2018, the Company's directors who were employed by the Company or by Barings did not receive any compensation for their service as members of the Board of Directors.The compensation table below sets forth compensation that the Company's directors (none of which were employees of the Company or Barings) earned during the year ended December 31, 2018.

Name	Year	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation	Total
Current Board:
Mark Mulhern(2)	2018	$121,333	$50,000	$—	$171,333
John A. Switzer	2018	$52,083	$—	$—	$52,083
Thomas W. Okel	2018	$52,083	$—	$—	$52,083
Jill Olmstead	2018	$52,083	$—	$—	$52,083

Prior Board:
W. McComb Dunwoody	2018	$52,000	$50,000	$—	$102,000
Mark M. Gambill	2018	$56,000	$50,000	$—	$106,000
Benjamin S. Goldstein	2018	$78,250	$50,000	$—	$128,250
Simon B. Rich, Jr.(3)	2018	$153,000	$50,000	$—	$203,000
Garland S. Tucker, III	2018	$65,167	$50,000	$—	$115,167

(1)
Grant date fair value of restricted stock awards granted to each non-employee member of the Prior Board on May 2, 2018. SEC disclosure rules require reporting of the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718, or FASB ASC Topic 718, Compensation – Stock Compensation.

(2)	Mr. Mulhurn earned $52,083 in cash fees for service as a member of the Current Board subsequent to August 2, 2018 and $69,250 in cash fees for service as a member of the Prior Board.

(3)	Mr. Rich was paid a cash fee of $12,500 per month for his services as chair of the independent directors in connection with the strategic review process that culminated with the Externalization.
Director Fees
Current Board Fees
Each independent director of the Current Board is paid an annual board retainer of $120,000, payable in quarterly installments. In addition, the Company reimburses independent directors for any out-of-pocket expenses related to their service as members of the Board of Directors. The independent directors of the Current Board do not receive any stock-based compensation for their service as members of the Board of Directors. The Company's directors who are employed by Barings do not receive any compensation for their service as members of the Board of Directors.
Prior Board Fees
For fiscal year 2018, each member of the Prior Board who was not employed by the Company was paid a $20,000 annual cash retainer fee and earned an annual fee of $50,000 of the Company's restricted stock, calculated based on the share price of the Company's common stock as of the close of the NYSE on May 2, 2018, the date of grant. Based on this calculation, each Prior Board independent director received 4,351 shares of restricted stock, which vested on July 31, 2018. Mr. Tucker was paid a $17,083 cash retainer fee for his service for the first four months of 2018, in lieu of receiving a grant of restricted stock in May 2017, which would have been for the service period from May 2017 to April 2018.
The Prior Board independent directors received a fee of $2,500 for each Board of Directors meeting attended in person and $1,250 for each Board of Directors meeting attended telephonically; Prior Board Audit Committee members received a fee of $1,500 for each Audit Committee meeting attended in person and $750 for each Audit Committee meeting attended telephonically; and members of the Prior Board Compensation Committee and Nominating and Corporate Governance Committee received a fee of $1,000 for each committee meeting attended in person and $500 for each committee meeting attended telephonically. Finally, the Prior Board Audit Committee chairman received an annual fee of $30,000, the Prior Board Compensation Committee chairman received an annual fee of $10,000 and the Prior Board Nominating and Corporate Governance Committee chairman received an annual fee of $5,000 for their services as chairmen of their respective committees. For 2018, each Prior Board committee chairman received 50% of the regular chairman fee as they only served as chairmen of their respective committees for 50% of 2018. The Company also reimbursed the Prior Board independent directors for all reasonable direct out-of-pocket expenses incurred in connection with their service on the Board of Directors. Prior Board Directors who were employees the Company or any of the Company's subsidiaries did not receive compensation for their services as directors.
In November 2017, the Company announced that the Prior Board was beginning a process of exploring and evaluating a range of certain strategic alternatives to enhance long-term stockholder value (the "Strategic Review"). This process included the engagement of a financial advisor to assist the Board of Directors. As part of this process, the Board of Directors approved the appointment of Simon B. Rich, Jr. as chair of the independent directors in connection with the Strategic Review and any related decisions with respect thereto. As compensation for Mr. Rich’s increased duties, responsibilities and time commitment associated with this appointment, effective December 1, 2017, he began receiving an additional cash fee of $12,500 per month.
Non-Employee Director Equity Compensation
On March 18, 2008, the Company received an order from the SEC granting exemptive relief with respect to the issuance of restricted stock to its employees and non-employee directors. Prior to the Externalization, the Company's equity incentive plan provided that each non-employee director would receive an automatic grant of restricted stock at the beginning of each one-year term of service on the Board of Directors, with forfeiture restrictions that lapsed one year from the grant date. This grant of restricted stock to non-employee directors was automatic and the terms of the grants could not be changed without SEC approval. Shares granted pursuant to these restricted stock awards were not transferable until such shares vested in accordance with the terms of the award agreement, unless the transfer was by will or by the laws of descent and distribution. Subsequent to the Externalization, the Company is not permitted to rely on this exemptive relief in order to, and do not intend to, issue stock to its independent directors.

CORPORATE GOVERNANCE
Director Independence
The Board of Directors has a majority of directors who are independent under the listing standards of the New York Stock Exchange (“NYSE”). The NYSE Listed Company Rules provide that a director of a BDC shall be considered to be independent if he or she is not an "interested person" of the Company, as defined in Section 2(a)(19) of the 1940 Act. Section 2(a)(19) of the 1940 Act defines an "interested person" to include, among other things, any person who has, or within the last two years had, a material business or professional relationship with the Company.
The Board of Directors has determined that Ms. Olmstead and Messrs. Mulhern, Okel and Switzer are independent (or not “interested” directors). Based upon information requested from each such director concerning his or her background, employment and affiliations, the Board of Directors has affirmatively determined that none of the independent directors has a material business or professional relationship with the Company, other than in his or her capacity as a member of the Board of Directors or any committee thereof. All of the members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are not "interested persons" as defined in Section 2(a)(19) of the 1940 Act.
Meetings of the Board of Directors and Committees
Prior to the Externalization, in 2018, the Prior Board held 26 Board of Directors meetings, as well as four Audit Committee meetings, eight Compensation Committee meetings, and one Nominating and Corporate Governance Committee meeting. During 2018, prior to the Externalization, none of the members of the Prior Board attended less than 75% of the aggregate number of meetings of the Board of Directors and of the respective committees on which they served.
Following the Externalization in 2018, the Current Board held one Board of Directors meeting and one Audit Committee meeting, which were attended by all of the members of the Current Board.
Each of the Company's directors makes a diligent effort to attend all board and committee meetings, as well as each Annual Meeting of Stockholders. We encourage, but do not require, our directors to attend annual meetings of stockholders. Seven of the eight members of the Prior Board attended the Company's 2018 Annual Meeting of Stockholders.
Audit Committee
The Company has a separately-designated standing Audit Committee, as defined in Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Audit Committee is responsible for oversight matters, financial statement and disclosure oversight matters, matters relating to the hiring, retention and oversight of the Company's independent registered public accounting firm, reviewing the plans, scope and results of the audit engagement with the Company's independent registered public accounting firm, approving professional services provided by the Company's independent registered public accounting firm, reviewing the independence of the Company's independent registered public accounting firm, reviewing the integrity of the audits of the financial statements and reviewing the adequacy of the Company's internal accounting controls.
The Audit Committee Charter is publicly available under “Governance Documents” on the Investor Relations section of the Company's website at https://ir.barings.com/governance-docs.
The members of the Company's Audit Committee are Messrs. Mulhern, Okel and Switzer and Ms. Olmstead. Mr. Switzer serves as the chairman of the Audit Committee. The Board of Directors has determined that Mr. Switzer is an “audit committee financial expert” as defined under Item 407(d)(5) of Regulation S-K of the Exchange Act and that all members of the Audit Committee are financially literate under NYSE listing standards. The Board of Directors also has determined that each of Messrs. Mulhern, Okel and Switzer and Ms. Olmstead meet the current independence requirements of Rule 10A-3 of the Exchange Act and NYSE listing standards.

Compensation Committee
The Compensation Committee is responsible for determining, or recommending to the Board of Directors for determination, the compensation of the Company's independent directors, reviewing the compensation of two former employees of Triangle still employed by the Company in the Raleigh, NC office, and reviewing the compensation, if any, of the Company's Chief Executive Officer and all of its other executive officers. Currently none of the Company's executive officers is compensated by the Company and, as a result, the Compensation Committee does not produce and/or review a report on executive compensation practices. The Compensation Committee is also responsible for reviewing and approving the reimbursement by the Company to Barings of the allocable portion of the cost of our Chief Financial Officer and Chief Compliance Officer and their respective staffs on an annual basis. The Compensation Committee also has the authority to engage compensation consultants following consideration of certain factors related to such consultants’ independence and has the authority to form and delegate any of its responsibilities to a subcommittee of the Compensation Committee. The Compensation Committee Charter is available under “Governance Documents” on the Investor Relations section of our website at https://ir.barings.com/governance-docs.
The members of the Compensation Committee are Messrs. Mulhern, Okel and Switzer and Ms. Olmstead, each of whom is not an "interested person" for purposes of Section 2(a)(19) of the 1940 Act and is independent under the applicable NYSE corporate governance listing standards. Ms. Olmstead serves as the chair of the Compensation Committee. Similarly, the individuals who served as members of the Compensation Committee during 2018 prior to the Externalization (Messrs. Dunwoody, Goldstein and Mulhern) were independent directors, and none of those former members were previously employed by the Company. No members of the Compensation Committee during 2018 had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.
Prior to the Externalization, the Compensation Committee had the authority to and was charged with performing the following, among other responsibilities:

•
the annual review and approval of goals and objectives relevant to the Company's executive officers’ compensation, including annual performance objectives, and the evaluation of the achievement of such goals and objectives;

•	the review on a periodic basis of the Company's executive compensation programs to determine whether they were properly coordinated and achieved their intended purposes;

•
the review and approval of all equity-based compensation plans of the Company, whether or not final approval rested with the Company’s stockholders, and the review and recommendation to the Board of Directors of the approval of equity-based awards pursuant to such plans in compliance with the 1940 Act;

•	the review and approval of compensation packages, including incentive compensation and any special supplemental benefits or perquisites for the Company's executive officers; and

•
the review of employee compensation strategies, including salary levels and ranges and employee fringe benefits, as well as compensation consultants’ analyses and various industry comparables including both public and private investment funds that operate and invest in a manner then similar to the Company.

When determining executive compensation levels for the Company's executive officers prior to the Externalization, the Compensation Committee met at least annually with the Chief Executive Officer and compensation consultants if deemed necessary, to analyze the compensation of executive officers and directors of other BDCs and financial services companies and to establish the compensation levels deemed necessary to attract and retain quality executive officers and investment professionals. In 2018, the Compensation Committee engaged McLagan, a compensation consultant, to advise the Compensation Committee on these matters. McLagan did no work for management, received no compensation from the Company other than for its work in advising the Compensation Committee and maintained no other economic relationships with the Company or any of its affiliates. From time to time, McLagan received input from the Company's Chief Executive Officer regarding the Company's strategic goals and the manner in which the executive compensation program should support these goals.

Compensation Committee Interlocks and Insider Participation
No interlocking relationship, as defined by the rules adopted by the SEC, existed during the year ended December 31, 2018 between any member of the Board of Directors or the Compensation Committee and an Executive Officer of the Company.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is responsible for identifying, researching and recommending for nomination directors for election by the Company's stockholders, recommending for appointment nominees to fill vacancies on the Board of Directors or a committee of the Board of Directors, developing and recommending to the Board of Directors a set of corporate governance principles and overseeing the evaluation of the Board of Directors. The Nominating and Corporate Governance Committee’s policy is to consider nominees properly recommended by the Company's stockholders in accordance with the Company's charter, Bylaws and applicable law. For more information on how the Company's stockholders may recommend a nominee for a seat on the Board of Directors, see Stockholder Nominations and Proposals or the 2020 Annual Meeting under the section “Additional Information” in this proxy statement.
The Nominating and Corporate Governance Committee Charter is publicly available under “Governance Documents” on the Investor Relations section of the Company's website at https://ir.barings.com/governance-docs.
The members of the Nominating and Corporate Governance Committee are Messrs. Mulhern, Okel and Switzer and Ms. Olmstead, each of whom is not an "interested person" for purposes of Section 2(a)(19) of the 1940 Act and is independent under the NYSE corporate governance listing standards. Mr. Okel serves as the chairman of the Nominating and Corporate Governance Committee. Each nominee for election under Proposal No. 1 at the Annual Meeting was recommended by the members of the Nominating and Corporate Governance Committee to the Board of Directors, which approved such nominees.
Communication with the Board of Directors
Stockholders with questions about Barings BDC, Inc. are encouraged to contact Eric Lloyd, at 300 South Tryon St., Suite 2500, Charlotte, North Carolina 28202, (704) 805-7200. However, if stockholders feel their questions have not been addressed, they may communicate with the Board of Directors directly by sending their communications to: Barings BDC, Inc. Board of Directors, c/o Janice Bishop, Secretary, 300 South Tryon St., Suite 2500, Charlotte, North Carolina 28202. All stockholder communications received by the Company's corporate secretary in this manner will be delivered to one or more members of the Board of Directors. In addition, stockholders may communicate with us via e-mail to BDCinvestorrelations@barings.com or by calling the Company's investor relations department at 1-888-401-1088.

The Composition of the Board of Directors and Leadership Structure

The 1940 Act requires that at least a majority of the Company's directors not be “interested persons” (as defined in the 1940 Act) of the Company. Currently, four of the Company's seven directors are independent directors (and are not “interested persons”). However, Mr. Freno, Head of Global Markets for Barings, and therefore an interested person of the Company, serves as Chairman of the Board of Directors. The Board of Directors believes that it is in the best interests of investors for Mr. Freno to lead the Board of Directors because of his broad experience with the day-to-day management and operation of fixed income, public equity and multi-asset investment teams and his extensive experience on the buy-side, focusing on both equity and debt investments. In addition, the Board of Directors designated Mr. Okel as lead independent director to preside over all executive sessions of independent directors. The Board of Directors believes that its leadership structure is appropriate in light of the Company's characteristics and circumstances because the structure allocates areas of responsibility among the individual directors and the committees in a manner that enhances effective oversight. The Board of Directors also believes that its small size creates a highly efficient governance structure that provides ample opportunity for direct communication and interaction between the Board of Directors and the Company's management.

The Oversight Role of the Board of Directors

The Board of Directors’ role in management of the Company is one of oversight. Oversight of the Company's investment activities extends to oversight of the risk management processes employed by Barings as part of its day-to-day management of the Company's investment activities. The Board of Directors reviews risk management processes throughout the year, consulting with appropriate representatives of Barings as necessary and periodically requesting the production of risk management reports or presentations. The goal of the Board of Directors’ risk oversight function is to ensure that the risks associated with the Company's investment activities are accurately identified, thoroughly investigated and responsibly addressed. The Audit Committee (which consists of all the independent directors) is responsible for approving the Company's independent accountants, reviewing with the Company's independent accountants the plans and results of the audit engagement, approving professional services provided by the Company's independent accountants, reviewing the independence of the Company's independent accountants and reviewing the adequacy of the Company's internal accounting controls. Stockholders should note, however, that the Board of Directors’ oversight function cannot eliminate all risks or ensure that particular events do not adversely affect the value of investments.
In accordance with the 1940 Act, the Company's directors have adopted and implemented written policies and procedures reasonably designed to prevent violation of the U.S. federal securities laws, and we review these compliance policies and procedures annually for their adequacy and the effectiveness of their implementation. In addition, we have designated Melissa LaGrant as the Company's Chief Compliance Officer. As such, Ms. LaGrant is responsible for administering the Company's compliance program and meeting with the Board of Directors at least annually to assess its effectiveness.
Code of Business Conduct and Ethics and Corporate Governance Guidelines
The Company and Barings are subject to Barings LLC's Global Code of Ethics Policy, and the Company has adopted a set of corporate governance guidelines covering ethics and business conduct. These documents apply to the Company's directors, officers and any employees. The Barings LLC Global Code of Ethics Policy and the Company's corporate governance guidelines are available on the Investor Relations section of the Company's website at https://ir.barings.com/governance-docs. Any material amendments to or waivers of a required provision of the Barings LLC Global Code of Ethics Policy and/or the Company's corporate governance guidelines will be reported on our website and/or in a Current Report on Form 8-K.

EXECUTIVE OFFICERS
The Company's executive officers serve at the discretion of the Board of Directors. The following persons serve as the Company's executive officers in the following capacities:

Name	Age	Position(s) Held
Eric Lloyd	50	President and Chief Executive Officer
Jonathan Bock	37	Chief Financial Officer
Ian Fowler	54	President
Janice Bishop	54	Chief Legal Officer and Secretary
C. Robert Knox, Jr.	47	Principal Accounting Officer
Melissa LaGrant	44	Chief Compliance Officer
Messrs. Lloyd and Fowler are members of Barings' Investment Committee. The Investment Committee is responsible for all aspects of the Company's investment process, including approval of investments. For more information on Mr. Lloyd, see the biographical information under "Proposal No. 1 Election of Directors" above.
The biographical information of each of the Company's executive officers who is not a director is as follows:
Jonathan Bock is the Company's Chief Financial Officer and a Managing Director in the Adviser’s Global Private Finance Group. Prior to joining the Adviser in 2018, Mr. Bock was a Managing Director and Senior Equity Analyst at Wells Fargo Securities specializing in business development companies (“BDCs”). He has actively followed the BDC space since 2006 and was the chief author of a leading BDC quarterly research publication: the BDC Scorecard. His research is often cited by The Wall Street Journal, Barron’s, and other prominent financial publications. Prior to Wells Fargo, Mr. Bock followed the specialty finance space at Stifel Nicolaus & Company and A.G. Edwards Inc. Prior to entering sell-side research in 2006, Mr. Bock was an equity portfolio manager/analyst at Busey Wealth Management in Champaign, Illinois. Mr. Bock holds a BS in finance from the University of Illinois College of Business and is a CFA charterholder.
Ian Fowler is the Company's President and is Co-Head of Barings’ North American Private Finance Group and a member of the group’s North American Private Finance Investment Committee. He is responsible for leading a team that originates, underwrites and manages North American private finance investments. Mr. Fowler has worked in the industry since 1988 and his experience has encompassed middle market commercial finance, including originating, underwriting and managing senior secured loans, mezzanine and co-investment transactions. Prior to joining Barings in 2012, he was a Senior Managing Director with Harbour Group and co-founded Freeport Financial LLC where he was a member of the Executive Credit Committee and responsible for all business development and capital market initiatives. While at Freeport, he helped build the company into one of the top five non-bank affiliated middle market Sponsor finance companies in the United States. Before Freeport, Mr. Fowler was Managing Director and Global Group Leader for GE Capital’s Global Sponsor Finance Group. Prior to GE Capital, Mr. Fowler held various leveraged finance and investment positions with NationsBank and Mellon Bank. Mr. Fowler holds a B.A. (Honors) from the University of Western Ontario and is a member of the CFA Institute.
Janice Bishop serves as the Company’s Secretary and Chief Legal Officer and has been counsel in Barings’ Legal and Regulatory Group since 2006 and Managing Director and Senior Counsel since 2014. She is also the Secretary and Chief Legal Officer for Barings Corporate Investors, Barings Participation Investors (since 2007) and Barings Global Short Duration High Yield Fund (since 2012), closed-end investment companies managed by Barings, and Barings Funds Trust, an open-end investment company with eight series funds (since 2013). Ms. Bishop has worked in the industry since 1989. Prior to joining Barings, Ms. Bishop was formerly associated with Dechert LLP, an attorney in the Office of Chief Counsel at the Securities and Exchange Commission and Commercial Transactions, Business Development and Corporate Finance counsel and a founding member of the Global Compliance and Ethics Office at Eli Lilly and Company. Ms. Bishop holds an A.B. from Brown University in International Relations and a J.D. from Duke University School of Law.

C. Robert Knox, Jr. is the Company's Principal Accounting Officer and a Managing Director of the Adviser. Mr. Knox previously served as the Principal Accounting Officer and a Senior Vice President at Triangle Capital Corporation. Prior to joining Triangle Capital Corporation in 2007, Mr. Knox was Director of External Reporting for Tekelec, a publicly traded global provider of telecommunications network systems and software applications. Prior to Tekelec, Mr. Knox spent over four years as Director of Internal Audit for SpectraSite, Inc., a U.S.-based wireless tower company. Mr. Knox began his career in the Assurance and Advisory Services Group of Deloitte & Touche LLP, where he spent over seven years serving both public and private companies. Mr. Knox is a graduate of Wake Forest University and is licensed as a Certified Public Accountant in North Carolina.
Melissa LaGrant is a member of Barings’ Compliance Group and serves as the Company's Chief Compliance Officer. Ms. LaGrant is responsible for Barings’ Core Compliance, Regulatory Risk Management Program and Trading Practices Group. Ms. LaGrant is also the chief compliance officer for Barings Corporate Investors, Barings Participation Investors (since 2005), Barings Global Short Duration High Yield Fund (since 2012), closed-end investment companies managed by Barings, and Barings Funds Trust, an open-end investment company with eight series funds (since 2013). Ms. LaGrant has worked in the industry since 1998. Prior to joining Barings in 2005, Ms. LaGrant held positions at Loomis, Sayles and Company, Deutsche Asset Management, and Scudder Kemper Investments where her duties included portfolio trading compliance, administration of Barings’ Code of Ethics, risk management and assessment, development and implementation of policies and procedures and employee training programs. Ms. LaGrant holds a B.A. in Political Science and International Relations from Simmons College and a J.D. from Suffolk University Law School.

Compensation of Executive Officers
The Company's Executive Officers are employees of Barings and are not directly compensated by the Company. Pursuant to the terms of the Advisory Agreement and the Administration Agreement, day-to-day investment operations of the Company are managed by Barings. Pursuant to the terms of the Administration Agreement, the Company may reimburse Barings or its affiliates for an allocable portion of the compensation paid by Barings or its affiliates to the Company's executive officers and their respective staffs who spend time on those related activities (based on the percentage of time those individuals devote to the Company's business and affairs).

EXECUTIVE OFFICER COMPENSATION
2018 Summary Compensation
The following table sets forth certain summary information for the years 2018, 2017 and 2016 with respect to the compensation awarded to and earned by the Company's former named executive officers ("NEOs") prior to the Externalization.
Summary Compensation Table for 2018

Name	Principal Position	Year	Base Salary(1)	Bonus(2)	Restricted Stock Awards(3)	All Other Compensation(4)	Total
E. Ashton Poole	Former	2018	$264,712	$1,527,035	$672,840	$1,527,426	$3,992,013
	CEO	2017	$443,750	$405,000	$1,029,875	$130,635	$2,009,260
		2016	$432,500	$535,000	$745,025	$115,829	$1,828,354
Steven C. Lilly	Former	2018	$204,359	$1,414,749	$566,040	$1,331,822	$3,516,970
	CFO	2017	$338,750	$375,000	$866,250	$153,429	$1,733,429
		2016	$333,750	$485,000	$648,610	$117,084	$1,584,444
Jeffrey A. Dombcik	Former	2018	$192,538	$1,027,263	$491,280	$1,218,449	$2,929,530
	CCO(5)	2017	$313,750	$330,000	$750,750	$138,922	$1,533,422
		2016	$294,375	$415,000	$508,370	$107,180	$1,324,925
Cary B. Nordan	Former	2018	$192,538	$826,812	$491,280	$1,266,010	$2,776,640
	COO(6)	2017	$313,750	$330,000	$808,500	$140,215	$1,592,465
		2016	$294,375	$440,000	$604,785	$108,100	$1,447,260
Douglas A. Vaughn	Former	2018	$192,538	$916,322	$491,280	$1,149,036	$2,749,176
	CAO(7)	2017	$313,750	$330,000	$750,750	$139,316	$1,533,816
		2016	$294,375	$440,000	$473,310	$107,367	$1,315,052

(1)	Base Salary amounts for 2018 are for the period form January 1, 2018 through August 2, 2018, the date of the Externalization.

(2)
Bonus amounts for 2018 consist of (i) pro rata bonuses for the period from January 1, 2018 through August 2, 2018 (the date of the Externalization) and (ii) bonuses paid to Messrs. Poole, Lilly, Dombcik and Vaughn in connection with the Externalization.

(3)
The amounts listed in this column reflect the grant date fair value of the restricted stock granted, in accordance with FASB ASC Topic 718, Compensation — Stock Compensation, based on the closing price of the Company's common stock on February 8, 2018, the grant date. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Additionally, pursuant to SEC rules requiring equity awards to be disclosed in the summary compensation table for the year during which they are granted, rather than earned, the amounts in this column include the grant-date fair value of restricted stock awards granted to the Company's NEOs in February 2018, even though such awards relate to 2017 performance. Assumptions used in the calculation of these amounts are set forth in Note 7 — “Equity-Based and Other Compensation Plans” to the Company's consolidated audited financial statements for the fiscal year ended December 31, 2018 which are included in the Company's Annual Report on Form 10-K which was filed with the SEC on February 28, 2019. These amounts do not represent the actual value that was realized by the NEOs.

(4)
All Other Compensation includes the value of benefits in the form of severance benefits, accrued but unused vacation that was paid upon termination, 401(k) contributions, deferred compensation plan contributions made by the Company, earnings on deferred compensation plan balances and life insurance premiums paid by the Company for the year. See chart below for disclosure of the amounts of each of these items.

(5)	“CCO” stands for Chief Credit Officer.

(6)	“COO” stands for Chief Origination Officer.

(7)	“CAO” stands for Chief Administrative Officer.

All Other Compensation in the Summary Compensation Table for 2018 above consists of the following:

Name	Year	Severance Benefits(1)	Accrued Unused Vacation	Company 401(k) Contribution	Company Deferred Comp. Plan Contribution	Deferred Compensation Plan Earnings	Company Paid Life Insurance Premiums	Total All Other Compensation
E. Ashton Poole	2018	$1,476,859	$20,625	$8,250	$—	$20,327	$1,365	$1,527,426
	2017	$—	$—	$36,000	$50,000	$43,270	$1,365	$130,635
	2016	$—	$—	$35,000	$60,000	$19,464	$1,365	$115,829
Steven C. Lilly	2018	$1,266,630	$24,048	$8,250	$—	$31,956	$938	$1,331,822
	2017	$—	$—	$36,000	$40,000	$76,491	$938	$153,429
	2016	$—	$—	$35,000	$45,000	$36,146	$938	$117,084
Jeffrey A. Dombcik	2018	$1,158,026	$23,308	$8,250	$—	$27,229	$1,636	$1,218,449
	2017	$—	$—	$36,000	$35,000	$66,286	$1,636	$138,922
	2016	$—	$—	$35,000	$40,000	$31,295	$885	$107,180
Cary B. Nordan	2018	$1,210,580	$18,231	$8,250	$—	$27,911	$1,038	$1,266,010
	2017	$—	$—	$36,000	$35,000	$68,177	$1,038	$140,215
	2016	$—	$—	$35,000	$40,000	$32,220	$880	$108,100
Douglas A. Vaughn	2018	$1,089,277	$22,701	$8,250	$—	$27,484	$1,324	$1,149,036
	2017	$—	$—	$36,000	$35,000	$66,992	$1,324	$139,316
	2016	$—	$—	$35,000	$40,000	$31,641	$726	$107,367
(1)Severance Benefits includes severance pay in connection with the Externalization, as well as the value of medical and dental insurance premiums, term life insurance premiums and an allowance for outplacement services. See chart below for disclosure of the amounts of each of these items.

Name	Severance Pay	Medical and Dental Premiums	Term Life Insurance Premiums	Outplacement Services Allowance	Total All Other Benefits
E. Ashton Poole	$1,416,875	$32,254	$2,730	$25,000	$1,476,859
Steven C. Lilly	$1,207,500	$32,254	$1,876	$25,000	$1,266,630
Jeffrey A. Dombcik	$1,097,500	$32,254	$3,272	$25,000	$1,158,026
Cary B. Nordan	$1,151,250	$32,254	$2,076	$25,000	$1,210,580
Douglas A. Vaughn	$1,029,375	$32,254	$2,648	$25,000	$1,089,277

2018 Grants of Plan-Based Awards
The following table summarizes grants of plan-based awards made to the Company's former NEOs in 2018 for their performance in 2017.
Grants of Plan-Based Awards in 2018

Name	Grant Date	Stock Awards Number of Shares of Stock	Grant Date Fair Value of Stock
E. Ashton Poole(1)	February 8, 2018	63,000	$672,840
Steven C. Lilly(1)	February 8, 2018	53,000	$566,040
Jeffrey A. Dombcik(1)	February 8, 2018	46,000	$491,280
Cary B. Nordan(1)	February 8, 2018	46,000	$491,280
Douglas A. Vaughn(1)	February 8, 2018	46,000	$491,280

(1)
Consists of restricted stock which were originally scheduled to vest over four years from the date of grant. These shares of restricted stock vested in 2018 in connection with each NEO's termination of employment with the Company.

The restricted stock awards granted to the Company's former NEOs during 2018 that appear in the tables above and below were granted pursuant to the Company's equity incentive plan. On March 18, 2008, we received an order from the SEC granting exemptive relief with respect to the Company's ability to issue restricted stock to the Company's employees and non-employee directors. Participants in the Company's equity incentive plan who were employees were eligible to receive awards of options to purchase shares of common stock or grants of restricted stock, as determined by the Board of Directors. The basis of such participation was to provide incentives to the Company's employees in order to attract and retain the services of qualified professionals. Subsequent to the Externalization, because we operate as an externally-managed BDC, we are not permitted to rely on this exemptive relief in order to, and do not intend to, issue stock to any of the Company's executive officers.
On February 8, 2018, the Board of Directors, upon recommendation of the Compensation Committee, approved grants of restricted stock awards to Messrs. Poole, Lilly, Dombcik, Nordan and Vaughn as set forth above. All of these restricted shares of stock were valued at $10.68, the closing price of the Company's common stock on the NYSE on February 8, 2018, the grant date. The restricted share awards granted to Messrs. Poole, Lilly, Dombcik, Nordan and Vaughn vested in 2018 in connection with each NEO's termination of employment with the Company.

2018 Option Exercises and Stock Vested
The following table summarizes the number of shares of common stock and the value of those shares that vested in 2018 that were awarded to the Company's former NEOs.
2018 Option Exercises and Stock Vested

Name	Number of Shares Acquired on Vesting(1)		Value Realized on Vesting
E. Ashton Poole	186,579	(2)	$2,167,636	(7)
Steven C. Lilly	154,000	(3)	$1,780,188	(7)
Jeffrey A. Dombcik	129,000	(4)	$1,492,438	(7)
Cary B. Nordan	137,625	(5)	$1,590,469	(7)
Douglas A. Vaughn	126,750	(6)	$1,466,750	(7)

(1)
Number of Shares Acquired upon Vesting is calculated prior to the withholding of vesting shares by the Company to satisfy tax withholding obligations. Each of the Company's former NEOs elected to satisfy his tax withholding obligations by having the Company withhold a portion of his vesting shares.

(2)	40,750 of these shares vested on February 4, 2018, and 145,829 of these shares vested on July 31, 2018.

(3)	38,750 of these shares vested on February 4, 2018, and 115,250 of these shares vested on July 31, 2018.

(4)	31,750 of these shares vested on February 4, 2018, and 97,250 of these shares vested on July 31, 2018.

(5)	34,875 of these shares vested on February 4, 2018, and 102,750 of these shares vested on July 31, 2018.

(6)	31,000 of these shares vested on February 4, 2018, and 95,750 of these shares vested on July 31, 2018.

(7)
Values realized are based on the closing market price of the Company's common stock of $10.25, as reported on the NYSE on February 5, 2018 and on the closing market price of the Company's common stock of $12.00, as reported on the NYSE on July 31, 2018.

2018 Outstanding Equity Awards at Fiscal Year End
None.

Nonqualified Deferred Compensation for 2018
The following table sets forth information concerning compensation earned by the Company's former NEOs for 2018 under the Company’s Executive Deferred Compensation Plan.

Name	Executive Contributions in 2018 ($)	Registrant Contributions in 2018 ($)(1)	Aggregate Earnings in 2018 ($)(2)	Aggregate Withdrawals/ Distributions in 2018 ($)	Aggregate Balance at 12/31/2018 ($)
E. Ashton Poole	$—	$50,000	$20,327	$318,202	$—
Steven C. Lilly	$—	$40,000	$31,956	$503,659	$—
Jeffrey A. Dombcik	$—	$35,000	$27,229	$436,446	$—
Cary B. Nordan	$—	$35,000	$27,911	$447,681	$—
Douglas A. Vaughn	$—	$35,000	$27,484	$440,641	$—

(1)
Represents amounts earned for 2017 and contributed to the Executive Deferred Compensation Plan in 2018. All of the amounts shown in this column are also reported in the 2017 line in the “All Other Compensation” column of the Summary Compensation Table.

(2)
Represents earnings on Executive Deferred Compensation Plan balances during 2018. All of the amounts shown in this column are also reported in the “All Other Compensation” column of the Summary Compensation Table for 2018.

During the first quarter of 2012, the Compensation Committee of the Board of Directors approved the Company’s adoption of a non-qualified deferred compensation plan for certain senior executive officers and key employees, including the NEOs (the “Executive Deferred Compensation Plan”). The Executive Deferred Compensation Plan was an unfunded plan maintained for the purpose of providing participating executives with additional deferred compensation. Pursuant to the Executive Deferred Compensation Plan, the Company contributed certain amounts for the benefit of the participating executives from time to time. Contributions to the Executive Deferred Compensation Plan earned a fixed rate of return equal to the rate of return of a hypothetical investment in a mutual fund providing a return equal to the S&P Total Return Index. Participants were 100% vested in any elective deferrals, and vested in any Company contributions ratably over four years from the date of the relevant contribution. In connection with the Externalization, the Executive Deferred Compensation Plan was terminated, each NEO became fully vested in any unvested deferred compensation credited to his account and each NEO received full payment of his deferred compensation account.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership of the Company's common stock as of March 5, 2019, the record date, by the Company's Directors and Executive Officers, both individually and as a group, and by each person known to the Company to beneficially own 5% or more of the outstanding shares of the Company’s common stock. With respect to persons known to the Company to beneficially own 5% or more of the outstanding shares of the Company’s common stock, the Company bases such knowledge on beneficial ownership filings made by the holders with the SEC and other information known to the Company. Other than as set forth in the table below, none of the Company's directors or executive officers are deemed to beneficially own shares of the Company's common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. There is no common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of March 5, 2019. Percentage of beneficial ownership is based on 51,201,664 shares of common stock outstanding as of March 5, 2019. Unless otherwise indicated by footnote, the business address of each person listed below is 300 South Tryon Street, Suite 2500, Charlotte, North Carolina 28202.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage of Class(2)	Dollar Range of Equity Securities Beneficially Owned(3)
Directors and Executive Officers:
Interested Directors
Tom Finke	2,000	*	$10,001 - $50,000
Michael Freno	10,000	*	$50,000 - $100,000
Eric Lloyd	14,500	*	over $100,000
Independent Directors
Mark F. Mulhern	9,791	*	$50,000 - $100,000
Thomas W. Okel	5,500	*	$50,000 - $100,000
Jill Olmstead	4,000	*	$10,001 - $50,000
John A. Switzer	2,000	*	$10,001 - $50,000
Executive Officers Who Are Not Directors
Jonathan Bock	16,200	*	over $100,000
C. Robert Knox, Jr.	85,282	*	over $100,000
All directors and executive officers as a group (eight persons)	149,273	*	over $100,000
Five-Percent Stockholders:
Barings LLC	13,639,681	26.6%	over $100,000
T. Rowe Price Associates, Inc.(4)	4,234,200	8.3%	over $100,000
UBS Group AG(5)	2,719,618	5.3%	over $100,000
RiverNorth Capital Management, LLC(6)	2,694,179	5.3%	over $100,000

* Less than 1.0%

(1)
Beneficial ownership has been determined in accordance with Rule 13d-3 of the Exchange Act. Except as otherwise noted, each beneficial owner of more than five percent of the Company's common stock and each director and executive officer has sole voting and/or investment power over the shares reported.

(2)	Based on a total of 51,201,664 shares issued and outstanding as of March 5, 2019.

(3)
Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Exchange Act. The dollar range of equity securities beneficially owned is based on a stock price of $9.87 per share as of March 5, 2019.

(4)
Based upon a Schedule 13G filed with the SEC on February 14, 2019 by T. Rowe Price Associates, Inc. Of the shares listed, T. Rowe Price Associates, Inc. has sole voting power for 704,191 shares and sole investment power for all of the shares. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202.

(5)
Based upon a Schedule 13G filed with the SEC on February 15, 2019 by UBS Group AG directly and on behalf of certain subsidiaries. UBS Group AG has shared voting and shared investment power for all shares listed. The address of UBS Group AG is Bahnhofstrasse 45, PO Box CH-8098, Zurich, Switzerland.

(6)
Based upon a Schedule 13G filed with the SEC on February 14, 2019 by RiverNorth Capital Management, LLC. RiverNorth Capital Management, LLC has sole voting and investment power over all 2,694,179 shares beneficially owned by it. The address of RiverNorth Capital Management, LLC is 325 N. LaSalle Street, Suite 645, Chicago, IL 60654-7030.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act and the disclosure requirements of Item 405 of SEC Regulation S-K require that the Company's Directors and Executive Officers, and any persons holding more than 10% of any class of the Company's equity securities report their ownership of such equity securities and any subsequent changes in that ownership to the SEC and the NYSE. Based solely on the Company’s review of Forms 3, 4 and 5 filed by such persons and information provided to the Company by the Company’s directors and officers, we believe that during the year ended December 31, 2018, all Section 16(a) filing requirements applicable to such persons were met in a timely manner, with the following inadvertent exceptions: Mark Mulhern, an independent director, and Garland S. Tucker, III, Simon B. Rich, Jr., Mark M. Gambill, Benjamin S. Goldstein and W. McComb Dunwoody, members of the Prior Board, each filed late one Form 4 with respect to one transaction each; and Jill Olmstead filed late an amended Form 3 to disclose 4,000 shares of the Company's common stock that were owned by her which were inadvertently omitted from Ms. Olmstead's original Form 3.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Related Party Transactions Policy and Procedure
The Company has procedures in place for the review, approval and monitoring of transactions involving the Company and certain persons related to it. For example, the Company has a code of conduct that generally prohibits any employee, officer or director of the Company from engaging in any transaction where there is a conflict between such individual's personal interest and the interests of the Company. Waivers to the code of conduct can generally only be obtained from the Chief Compliance Officer, a majority of the Board of Directors or the chairperson of the Audit Committee and are publicly disclosed as required by applicable law and regulations. In addition, the audit committee is required to review and approve all related-party transactions (as defined in Item 404 of Regulation S-K).
As a BDC, the Company is also subject to certain regulatory requirements that restrict the Company's ability to engage in certain related-party transactions. The Company has separate policies and procedures that have been adopted to ensure that it does not enter into any such prohibited transactions without seeking necessary approvals.
Following the Externalization, the Company is party to the Advisory Agreement with Barings, in which certain directors and officers of the Company and members of Barings' investment committee may have indirect ownership and pecuniary interests. Certain directors and officers of the Company and members of Barings' investment committee also serve as officers or principals of other investment managers affiliated with Barings that currently, and may in the future, manage investment funds with investment objectives similar to the Company's investment objective. In addition, certain of the Company's officers and directors and the members of Barings' investment committee serve or may serve as officers, directors or principals of entities that operate in the same or related line of business as the Company or of investment funds managed by the Company's affiliates. Accordingly, the Company may not be made aware of and/or be given the opportunity to participate in certain investments made by investment funds which are managed by advisers affiliated with Barings and do not participate in the co-investment program described in the Exemptive Relief (as defined below). However, Barings intends to allocate investment opportunities in a fair and equitable manner in accordance with its investment allocation policy. For the year ended December 31, 2018, the Company paid Barings a total of $2.7 million in fees pursuant to the Advisory Agreement, which consisted solely of management fees, net of the waiver disclosed in the 2018 Annual Report.
Pursuant to the terms of the Administration Agreement between Barings and the Company, Barings currently provides the Company with certain administrative and other services necessary to conduct the Company's day-to-day operations, and the Company reimburses Barings for the Company's allocable portion of overhead and other expenses (including travel expenses) incurred by Barings in performing its obligations under the administration agreement, including the Company's allocable portion of the cost of certain of its officers (including its chief compliance officer, chief financial officer, chief accounting officer, chief legal officer, secretary and treasurer) and their respective staffs, but not investment professionals. For the fiscal year ending December 31, 2018, the Company incurred and was invoiced by Barings for expenses of approximately $0.5 million under the terms of the Administration Agreement.

Since the Externalization, the Company has been permitted to make co-investments in negotiated private placements with Barings or its affiliates (including any fund registered under the 1940 Act and managed by Barings or an investment adviser controlling, controlled by or under common control with Barings), subject to certain conditions set forth in Barings’ SEC exemptive relief under Sections 17(d) and 57(i) of the 1940 Act and Rule 17d-1 (the “Exemptive Relief”), which permits certain present and future funds, including the Company, advised by Barings (or an investment adviser controlling, controlled by or under common control with Barings) to co-invest in suitable negotiated investments.
Garland S. Tucker, III, a former interested member of the Prior Board, is the father-in-law of Douglas A. Vaughn, who, prior to the Externalization, was a Senior Managing Director and the Chief Administrative Officer of the Company. Information with respect to Mr. Vaughn's compensation is detailed under "Executive Officer Compensation" in this proxy statement. For additional information regarding the amount of common stock owned by members of management, see “Security Ownership of Certain Beneficial Owners and Management.”

AUDIT COMMITTEE REPORT
The Audit Committee assists the Board of Directors in its oversight of the Company’s financial reporting process and implementation and maintenance of effective controls to prevent, deter and detect fraud by management. In addition, the Audit Committee is directly responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm. Each of the members of the Audit Committee qualifies as an “independent” director in accordance with NYSE listing standards, SEC rules and the Company's Corporate Governance Guidelines.
In overseeing the preparation of the Company’s financial statements, the Audit Committee met with both management and Ernst & Young LLP, the Company’s independent registered public accounting firm, to review and discuss the financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee discussed the statements with both management and Ernst & Young LLP.
The Audit Committee also is responsible for assisting the Board of Directors in the oversight of the qualification, independence and performance of the Company’s independent auditor. The Audit Committee regularly meets in separate, private executive sessions with certain members of senior management and Ernst & Young LLP. The Audit Committee has discussed with Ernst & Young LLP the matters an independent auditor is required to discuss with the Audit Committee under the rules adopted by the Public Company Accounting Oversight Board, or PCAOB. The Audit Committee has received from Ernst & Young LLP the written disclosures and the letter required by applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young LLP its independence. In addition, the Audit Committee has considered whether the provision of non-audit services, and the fees charged for such services, by Ernst & Young LLP are compatible with Ernst & Young LLP maintaining its independence from the Company.
Based upon the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018. In addition, the Audit Committee has selected, and recommended to the Board of Directors that it approve the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019, and that the selection of Ernst & Young LLP be submitted to the Company's stockholders for ratification.

The Audit Committee

John A. Switzer, Chair
Mark F. Mulhern
Thomas W. Okel
Jill Olmstead

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Securities Act and/or Exchange Act.

PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee and Board of Directors, including a majority or the independent directors, have selected Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019, and are submitting the appointment of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP will also serve as the independent registered public accounting firm for all of the Company's wholly-owned subsidiaries. Ernst & Young LLP has served as the Company's independent registered public accounting firm since 2006.
Ernst & Young LLP has advised the Company that neither the firm nor any present member or associate of it has any material financial interest, direct or indirect, in the Company or its wholly-owned subsidiaries. The Company expects that a representative of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she chooses and will be available to answer appropriate questions.
The Board of Directors is submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate governance; however, the Audit Committee and Board of Directors are not bound by a vote either for or against the proposal. The Audit Committee and Board of Directors will consider a vote against the firm by the stockholders in selecting the Company's independent registered public accounting firm in the future. Even if the stockholders do ratify the appointment, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if it believes that such a change would be in the best interest of the Company and the Company's stockholders.
The Board of Directors recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.
Independent Registered Public Accounting Firm’s Fees
We have paid or expect to pay the following fees to Ernst & Young LLP for work performed in 2017 and 2018 or attributable to the audit of the Company's 2017 and 2018 financial statements:

	Fiscal Year Ended December 31, 2017		Fiscal Year Ended December 31, 2018
Audit Fees	$806,868	(1)	$811,437	(2)
Audit Related Fees	—		—
Tax Fees	95,000		93,000
Other Fees	—		—
TOTAL FEES	$901,868		$904,437

(1)
Includes fees of $69,400 related to the Company's public offering of common stock which closed in 2017 and fees of $47,468 related to the filing of the Company's shelf registration statement on Form N-2 and amendments thereto during 2017.

(2)	Includes fees of $225,000 related to accounting and audit matters associated with the sale of the Company's investment portfolio on July 31, 2018 and the Externalization on August 2, 2018.
Audit Fees.    Audit fees include fees for services that normally would be provided by the accountant in connection with statutory and regulatory filings or engagements and that generally only the independent accountant can provide. In addition to fees for the audit of the Company's annual financial statements, the audit of the effectiveness of the Company's internal control over financial reporting and the review of the Company's quarterly financial statements in accordance with generally accepted auditing standards, this category contains fees for comfort letters, statutory audits, consents, and assistance with and review of documents filed with the SEC.
Audit Related Fees.     Audit related fees are assurance related services that traditionally are performed by the independent accountant, such as attest services that are not required by statute or regulation.

Tax Fees.     Tax fees include corporate and subsidiary compliance and consulting.
All Other Fees.     Fees for other services would include fees for products and services other than the services reported above, including any non-audit fees.
Pre-Approval Policies and Procedures
The Audit Committee has established, and the Board of Directors has approved, a pre-approval policy that describes the permitted audit, audit-related, tax and other services to be provided by Ernst & Young LLP, the Company’s independent registered accounting firm. The policy requires that the Audit Committee pre-approve the audit and non-audit services performed by the independent registered accounting firm in order to assure that the provision of such service does not impair the firm’s independence.
Any requests for audit, audit-related, tax and other services that have not received general pre-approval must be submitted to the Audit Committee for specific pre-approval, irrespective of the amount, and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered accounting firm to management. During 2017 and 2018, 100% of the Company's audit fees, audit-related fees, tax fees and fees for other services provided by Ernst & Young LLP were pre-approved by the Audit Committee.

ADDITIONAL INFORMATION
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON THURSDAY, MAY 9, 2019
The Notice of Annual Meeting, this proxy statement and our annual report for the fiscal year ended December 31, 2018 are available free of charge at the following Internet address: https://ir.barings.com/annual-shareholder-meeting-materials.
STOCKHOLDER NOMINATIONS AND PROPOSALS FOR THE 2020 ANNUAL MEETING
The Company's annual meeting of stockholders generally is held in May of each year. We will consider for inclusion in the Company's proxy materials for the 2020 Annual Meeting of Stockholders, stockholder proposals that are received at the Company's executive offices, in writing, no later than 5:00 p.m. (Eastern Time) on November 19, 2019, and that comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act.
In addition, any stockholder who wishes to propose a nominee to the Board of Directors or propose any other business to be considered by the stockholders (other than a stockholder proposal to be included in the Company's proxy materials pursuant to Rule 14a-8 of the Exchange Act) must comply with the advance notice provisions and other requirements of the Company's Bylaws, a copy of which is on file with the Securities and Exchange Commission, or the SEC, and may be obtained from the Company's Secretary upon request. Proposals must be sent to the Company's Secretary at Barings BDC, Inc., 300 South Tryon Street, Suite 2500, Charlotte, North Carolina 28202. These notice provisions require that nominations of persons for election to the Board of Directors and proposals of business to be considered by the stockholders for the 2020 Annual Meeting of Stockholders must be made in writing and submitted to the Company's Secretary at the address above no earlier than November 19, 2019 and no later than 5:00 p.m. (Eastern Time) on December 19, 2019 and must otherwise be a proper action by the stockholders. We advise you to review the Bylaws, which contain additional information and other requirements about advance notice of stockholder proposals and director nominations, including the different notice submission date requirements in the event that the Company's 2020 Annual Meeting of Stockholders is held before April 9, 2020 or after June 8, 2020. In accordance with the Bylaws, the chairman of the 2020 Annual Meeting of Stockholders may determine, if the facts warrant, that a matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting.
FINANCIAL STATEMENTS AVAILABLE
A letter to stockholders and a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which together constitute the Company's 2018 Annual Report, are being mailed along with this proxy statement. The Company's 2018 Annual Report is not incorporated into this proxy statement and shall not be considered proxy solicitation material.
We will also mail to you without charge, upon written request, a copy of any specifically requested exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2018. Requests should be sent to: Barings BDC, Inc. Investor Relations, 300 South Tryon Street, Suite 2500, Charlotte, North Carolina 28202, or such requests may be made by calling (704) 805-7200. A copy of the Company's Annual Report on Form 10-K has also been filed with the SEC and may be accessed through the SEC’s homepage (http://www.sec.gov).
HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.
Brokers may be householding the Company's proxy materials by delivering a single proxy statement and 2018 Annual Report to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and Annual Report, or if you are receiving multiple copies of the proxy statement and 2018 Annual Report and wish to receive only one, please notify your broker if your shares are held in a brokerage account, or us if you are a stockholder of record. You can notify us by sending a written request to: Barings BDC, Inc. Investor Relations, 300 South Tryon Street, Suite 2500, Charlotte, North Carolina 28202, or by calling (704) 805-7200. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the 2018 Annual Report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.
TABULATION AND REPORTING OF VOTING RESULTS
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be tallied by the inspector of election after the taking of the vote at the Annual Meeting. The Company will publish the final voting results in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.
OTHER INQUIRIES
If you have any questions about the Annual Meeting, these proxy materials or your ownership of the Company's common stock, please contact Barings BDC, Inc. Investor Relations, 300 South Tryon Street, Suite 2500, Charlotte, North Carolina 28202, Telephone: (704) 805-7200.

OTHER BUSINESS
The Board of Directors knows of no other business to be presented for action at the 2019 Annual Meeting of Stockholders. If, however, any other matters do come before the meeting on which action can properly be taken, it is the intention of the persons named on the enclosed proxy card to vote on such matters in accordance with their judgment. The submission of a proposal does not guarantee its inclusion in the Company's proxy statement or presentation at the meeting unless certain requirements under applicable securities laws and the Company's Bylaws are met.
You are cordially invited to attend the 2019 Annual Meeting of Stockholders in person. Your vote is important and, whether or not you plan to attend the meeting, you are requested to complete, date, sign and promptly return the accompanying proxy card in the enclosed postage-paid envelope.

By order of the Board of Directors,
Janice Bishop
Secretary
Charlotte, North Carolina
March 18, 2019

JOINT PRIVACY NOTICE OF BARINGS LLC AND BARINGS BDC, INC.
This privacy notice is being provided on behalf of Barings LLC and its affiliates: Barings Securities LLC; Barings Australia Pty Ltd; Barings Advisers (Japan) KK; Barings Investment Advisers (Hong Kong) Limited; Barings Funds Trust; Barings BDC, Inc., Barings Global Short Duration High Yield Fund; Barings Corporate Investors and Barings Participation Investors (together, for purposes of this privacy notice, “Barings”).
When you use Barings you entrust us not only with your hard-earned assets but also with your personal and financial data. We consider your data to be private and confidential, and protecting its confidentiality is important to us. Our policies and procedures regarding your personal information are summarized below.
We may collect non-public personal information about you from:

•	Applications or other forms, interviews, or by other means;

•	Consumer or other reporting agencies, government agencies, employers or others;

•	Your transactions with us, our affiliates, or others; and

•	Our Internet website.
We may share the financial information we collect with our financial service affiliates, such as insurance companies, investment companies and securities broker-dealers. Additionally, so that we may continue to offer you products and services that best meet your investment needs and to effect transactions that you request or authorize, we may disclose the information we collect, as described above, to companies that perform administrative or marketing services on our behalf, such as transfer agents, custodian banks, service providers or printers and mailers that assist us in the distribution of investor materials or that provide operational support to Barings. These companies are required to protect this information and will use this information only for the services for which we hire them, and are not permitted to use or share this information for any other purpose. Some of these companies may perform such services in jurisdictions other than the United States. We may share some or all of the information we collect with other financial institutions with whom we jointly market products. This may be done only if it is permitted by the state in which you live. Some disclosures may be limited to your name, contact and transaction information with us or our affiliates.
Any disclosures will be only to the extent permitted by federal and state law. Certain disclosures may require us to get an “opt-in” or “opt-out” from you. If this is required, we will do so before information is shared. Otherwise, we do not share any personal information about our customers or former customers unless authorized by the customer or as permitted by law.
We restrict access to personal information about you to those employees who need to know that information to provide products and services to you. We maintain physical, electronic and procedural safeguards that comply with legal standards to guard your personal information. As an added measure, we do not include personal or account information in non-secure e-mails that we send you via the Internet without your prior consent. We advise you not to send such information to us in non-secure e-mails.
This joint notice describes the privacy policies of Barings, the Funds, Barings BDC, Inc. and Barings Securities LLC. It applies to all Barings and the Fund accounts you presently have, or may open in the future, using your social security number or federal taxpayer identification number - whether or not you remain a shareholder of our Funds or as an advisory client of Barings. As mandated by rules issued by the Securities and Exchange Commission, we will be sending you this notice annually, as long as you own shares in the Funds or have an account with Barings.
Barings Securities LLC is a member of the Financial Industry Regulatory Authority (FINRA) and the Securities Investor Protection Corporation (SIPC). Investors may obtain information about SIPC including the SIPC brochure by contacting SIPC online at www.sipc.org or calling (202)-371-8300. Investors may obtain information about FINRA including the FINRA Investor Brochure by contacting FINRA online at www.finra.org or by calling (800) 289-9999.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
BARINGS BDC, INC. FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS
The undersigned stockholder of Barings BDC, Inc. (the “Company”) acknowledges receipt of the Notice of Annual Meeting of Stockholders of the Company and hereby appoints Janice Bishop and Chris Cary, or any one of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned to vote all the shares of common stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 9, 2019, at 8:00 a.m., Eastern Time, at the offices of Barings LLC, 300 South Tryon Street, 25th Floor, Sky Room, Charlotte, North Carolina 28202, and at any adjournment thereof, as indicated in this proxy.
THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED BELOW; where no choice is specified, it will be voted “FOR” Proposal Nos. 1 and 2.
Please sign and date this proxy on the reverse side and return it in the enclosed envelope.
(CONTINUED ON REVERSE SIDE)

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held May 9, 2019.
The Proxy Statement and our 2018 Annual Report to Stockholders are available at:
https://ir.barings.com/annual-shareholder-meeting-materials

ANNUAL MEETING OF STOCKHOLDERS BARINGS BDC, INC. May 9, 2019
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Barings BDC, Inc. c/o Alliance Advisors, LLC, Attn: Charlotte Brown, 200 Broadacres Drive, 3rd Floor, Bloomfield, New Jersey 07003 as soon as possible.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1 and 2.

1. The election of the following two persons as Class I Directors who will serve as directors of Barings BDC, Inc. until the 2022 Annual Meeting and until their successors have been duly elected and qualify.
	Board of Directors Recommendation	FOR	AGAINST	ABSTAIN
Eric Lloyd	For	☐	☐	☐
Mark F. Mulhern	For	☐	☐	☐

		FOR	AGAINST	ABSTAIN
2. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019	For	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof, including procedural matters and matters relating to the conduct of the meeting.
THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED BELOW; where no choice is specified, it will be voted “FOR” Proposal Nos. 1 and 2
IMPORTANT: Please sign exactly as your name appears on this proxy. For joint accounts, each joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If the signer is a corporation or partnership, please sign in full corporate or partnership name by a duly authorized officer or partner.

SIGNATURE	DATE	SIGNATURE	DATE

IF HELD JOINTLY